UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2018

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01	Other Events

Departure Prior Chief Technology Officer and Hiring of New Chief Technology Officer

On July 14, 2018, Dr. Norbert Kaula notified Nuvectra Corporation (the “Company”) that he was resigning from his position of Chief Technology Officer, effective as of August 17, 2018. Dr. Kaula has agreed to assist with his exit from the Company to ensure a smooth transition of all ongoing key projects and matters. Dr. Kaula has indicated that his decision to resign from his position is not due to any disagreements with the Company on any matter relating to its operations, policies or practices and he is leaving to pursue other opportunities.

The Company announced on August 2, 2018, that it appointed Mr. Ben Tranchina as Chief Technology Officer, effective August 24, 2018. Mr. Tranchina will be primarily responsible for the Company’s Research & Development and its Engineering Departments, which includes management and oversight of all product development and testing, research into future products and indications, continuing engineering and expansion of the Company’s IP portfolio. Mr. Tranchina has more than 25 years of experience in technology business leadership for early-stage to multi-national commercial companies and more than 30 issued or pending U.S. patents relevant to neuromodulation. Prior to joining Nuvectra, he was the Chief Technology Officer of Neurotechnology Innovations Translator (NIT), LLC, a privately held company which develops and commercializes neurotechnology solutions. During his tenure at NIT, he also served as Chief Executive Officer for its affiliate, Veressa Medical, Inc. Previously, he was President and CEO of Ardent Biomedical, LLC, a specialty strategic and technical advisory practice dedicated to enabling commercialization of innovative therapeutic and diagnostic medical device solutions. Mr. Tranchina has also served in various leadership roles at companies such as InCube Labs and Advanced Neuromodulation Systems, Inc., as well as Vice President of Product Development, responsible for the neuromodulation portfolio at St. Jude Medical. During his time at St. Jude Medical, nine first-to-market products were launched and he was awarded St. Jude Medical’s Neuromodulation Inventor of the Year for 2007. Mr. Tranchina holds Bachelor's and Master's degrees in Electrical Engineering from the University of Texas at Dallas, specializing in Microelectronic Circuits and Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 2, 2018	NUVECTRA CORPORATION

By: /s/ Walter Z. Berger
Name: Walter Z. Berger
Title: COO & CFO